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                                                                   EXHIBIT 10.10

                            PATENT LICENCE AGREEMENT

         THIS AGREEMENT is dated the 5 day of July 1999 BETWEEN FINGLAS TECHNOLOGIES LIMITED whose registered office is situated at McKee Avenue, Finglas Dublin 11 (hereinafter "Finglas" which expression shall include its successors, administrators and permitted assigns) a Company organized and existing under the Laws of Ireland of the One Part AND CENTURION INTERNATIONAL, LIMITED having its registered office at 2A Alton Business Park, Gatehouse Way, Aylesbury, Buckinghamshire, HP 19 3XU, United Kingdom (hereinafter "Licensee" which expression shall include its successors, administrators and permitted assigns) a Company organized and existing under the Laws of England and Wales of the Other Part.

WHEREAS:

A. Finglas is the owner and proprietor of certain registered Patents specified in the First Schedule hereto.

B. Finglas is willing to grant to the Licensee, and the Licensee is willing to accept, a Licence to use the Patents in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration for the mutual payments and provisions herein contained, this Agreement witnesseth as follows:

1.       DEFINITIONS

In this Agreement the following words shall have the following meanings:

"COMMENCEMENT DATE"

"IMPROVEMENTS"                      Any development to the inventions claimed in
                                    the Patents which comprise an original
                                    inventive step.

"INVENTIONS"                        The inventions claimed in the Patents.

"LICENSED PRODUCTS"                 Any and all products that are manufactured
                                    by the Licensee or its sub Licensees and are within any of the claims of the Patents.

"PARTIES"                           Finglas and the Licensee and "Party" shall
                                    mean either of them.

"PATENTS"                           Any and all of the Patents and Patent
                                    Applications referred to in the attached
                                    Schedule including any continuations,
                                    continuations in part, extensions,
                                    re-issues, divisions and including any
                                    patents, supplementary protection
                                    certificates
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                                    and similar rights that are based on or
                                    derive priority from the foregoing.

2.       GRANT

2.1      LICENCE

         Finglas hereby grants to the Licensee, subject to the provisions of this Agreement, a Licence to use the Patents with the right to sub-licence subject to Clause 2.3 below, to import, develop, manufacture, have manufactured, use and sell Licensed Products or to use the Inventions in any Licensed Products in any part of the world.

2.2      FORMAL LICENCES

         The Parties shall execute such formal Licences as may be necessary or appropriate for registration with Patent Offices and other relevant authorities.

2.3      SUB LICENSING

         The Licensee shall be entitled to grant sub licences of its rights under this Agreement to any person without prejudice to the continuing obligations of the Licensee; and provided that within 30 days of the grant of any sub licence, the Licensee shall provide to Finglas a true copy of it and that the sub licence shall include obligations on the sub licensee which are equivalent to the obligations on the Licensee under this Agreement.

3.       ROYALTY PAYMENTS

3.1 In respect of the period up to and including the 31st December 1999, the Licensee shall pay to Finglas royalties as follows:

         (a)      On the Commencement Date, the sum of IR pound sterling 50,000.

         (b) Within 30 days of the Commencement Date the sum of IR pound sterling 50,000.

3.2 In respect of the period 1st January 2000 up to and including 31st December 2000, the Licensee shall pay to Finglas a royalty of IR pound sterling 50,000 on the first working day after the 1st January 2000.

3.3 In respect of the period from 1st January 2001 and thereafter until the expiration of this agreement as set forth in Clause 6.1, the Licensee shall pay to Finglas royalties of IR pound sterling 1 per annum on the first working day of each year.

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3.4      All sums due under this Agreement:

         (a) are exclusive of Value Added Tax which, where applicable, would be paid by the Licensee to Finglas in addition;

         (b)      shall be paid in Irish Punts;

         (c) shall be paid without deduction of Income Tax or other taxes, charges or duties that may be imposed, except and insofar as the Licensee is required to deduct the same to comply with applicable laws despite all reasonable cooperation on the part of the Licensee;

         (d) shall be made by the due date failing which Finglas may charge interest on any outstanding amount on a daily basis at a rate equivalent to 4% above the Midland Bank base lending rate then in force.

3.5 The Licensee agrees to cooperate with Finglas at Finglas' reasonable cost to procure permission from the United Kingdom Inland Revenue authorities to have the royalties paid gross without deduction of tax.

4.       INFRINGEMENT QF THE PATENTS

         The Parties shall inform each other promptly if either of them becomes aware of any infringement or potential infringement of any of the Patents.

5.       WARRANTIES AND LIABILITY

5.1      Finglas warrants, represents and undertakes as follows:

         (a) Finglas has not previously granted any Licences to use the Patents to any third party.

         (b) Finglas shall not grant any Licences to use the Patents to any third party for the duration of this Agreement without the consent of the Licensee.

         (c) The Patents are not subject to any encumbrance, mortgage, charge, (fixed or floating), pledge, lien, hypothecation, trust, right of set-off or any third party security right or interest (legal or equitable), including right of assignment by way of security, reservation of title or any other security interest of any kind.

         (d) Finglas shall not transfer the Patents to any third party (other than the Licensee, its holding company or any subsidiary of the Licensee or its holding company) for the duration of this Agreement.

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5.1.1    NO OTHER WARRANTIES

         Each of the Licensee and Finglas acknowledges that in entering into this Agreement it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

5.1.2 Without limiting the scope of clause 5.1.2. nothing in this Agreement or the Licence granted hereunder shall be construed:

         (a) as a representation or warranty that the Patents or any of them are valid or subsisting or (in the case of patent applications) will proceed to grant save that Finglas will not withdraw any of the Patents which comprise patent applications without prior consent of the Licensee;

         (b) as a representation or warranty that the activities licensed hereunder or any of them are not an infringement of any intellectual property rights of any third parties;

         (c) as a representation or warranty that the inventions or any other information communicated by Finglas to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended;

         (d) as imposing any obligation on Finglas to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Patents save that Finglas shall provide reasonable cooperation and assistance to the Licensee, at Licensee's cost in respect of any such actions or proceedings.

5.2      INDEMNITY

         The Licensee shall indemnify Finglas against any loss, damages, costs or expenses which are awarded against or incurred by Finglas as a result of any claim or threatened claim concerning the use by the Licensee or any of its sub Licensees of the Patents or otherwise in connection with the manufacture, use or sale of, or any other dealing in, any of the Licensed Products by Licensee or any of its sub Licensees.

5.3      LIABILITY UNDER THIS AGREEMENT

         To the extent permitted by law, the maximum limit of either party's liability under this Agreement whether in contract, tort, negligence, breach of statutory duty or otherwise

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         shall be IR pound sterling 50,000 in aggregate. The parties agree no claim shall be brought against thE other under this Agreement for any amount less than IR pound sterling 10,000 (save in respect of payment obligations of the Licensee).

5.4 Notwithstanding any other provision of this Agreement, Finglas shall not be liable to Licensee in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by Licensee or its affiliates of an indirect or consequential nature including and without limitation any economic loss or other loss of turnover, profits, business or goodwill.

6.       DURATION AND TERMINATION

6.1      COMMENCEMENT AND TERMINATION BY EXPIRY

         This Agreement and the Licences granted hereunder shall come into effect on the Commencement Date, shall continue in force until the date on which all the Patents have expired or been revoked without a right of further appeal, until the Parties agree to terminate this Agreement or until Finglas no longer owns the Patents.

7.       GENERAL

7.1      AMENDMENT

         This Agreement may only be amended in writing signed by duly authorized representatives of Finglas and the Licensee.

7.2      NO AGENCY

         Neither Party shall act or describe itself as the Agent of the other nor shall it make or represent that it has authority to make any commitments on the other's behalf.

7.3      ASSIGNMENT AND THIRD PARTY RIGHTS

7.3.1 Subject to Clause 7.3.2 below, neither Party shall assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement nor any of the Patents or rights under the Patents without the prior written consent of the other Party save to the other Party or any United Kingdom incorporated subsidiary of either Party or a United Kingdom incorporated subsidiary of either Party's holding company.

7.3.2 Either Party may assign all its rights and obligations under this Agreement together with its rights in respect of the Patents to any Company to which it transfers all or part of its assets or business, or to any United Kingdom incorporated subsidiary of the Party conducting the transfer or a United Kingdom incorporated subsidiary company of that

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         Party's holding company provided that the Assignee undertakes to the reasonable satisfaction of the other Party to be bound by and perform the obligations of the Assignor under this Agreement.

7.4      INTERPRETATION

         In this Agreement the headings are used for convenience only and shall not affect its interpretation.

7.5      LAW AND JURISDICTION

         The validity, construction and performance of this Agreement shall be governed by the Law of the Republic of Ireland and shall be subject to the exclusive jurisdiction of the Irish Courts.

7.6      SURVIVAL

         This agreement shall be binding upon and endure for the benefit of the successors, administrators and permitted assigns of the Parties.

7.7      ARBITRATION PROCEDURE

         (a) Except as otherwise expressly provided herein, all claims or controversies between the parties (or their permitted assignees) arising out of or related to this Agreement shall be finally determined by arbitration in accordance with the rules in effect from time to time of the Chartered Institute of Arbitrators in Ireland by one Arbitrator (selected in default of Agreement between the parties by the President for the time being of the Law Society of Ireland) who is knowledgeable concerning the Law governing the dispute and such Arbitration shall constitute an Arbitration for the purposes of the Arbitration Acts 1954 to 1980.

         (b) The arbitration shall take place in Dublin, Ireland and the Language of the arbitration shall be English.

         (c) The arbitrator shall be empowered to permit reasonable discovery and shall have the authority to award all forms of relief determined to be just and equitable. Any arbitral award rendered pursuant to this clause shall be final and binding on Buyer and Seller and may be enforced in any court of competent jurisdiction. For this and any other purpose, each of Buyer and Seller (i) waives any bond, surety or other security that might be required of any other party with respect thereto, and
                  (ii) agrees that any part may make service on any other Party by sending or delivering a copy of the process to such Party at the address and in the manner

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                  provided for the giving of notices in Section 7.9 below or in any other manner permitted by law.

         (d) In all instances of arbitration, the costs of arbitration shall be borne by the unsuccessful party, except in the event that determination of success is not clear- cut, in which case the costs of arbitration shall be allocated by the arbitrator, having due regard for the nature of the dispute, the contentions of the parties and his or her decision on the merits of the dispute.

7.8      NOTICES

         All notices, demands, and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail or recorded post or delivered by express courier service or telecopied. Notices, demands and communications will, unless another address is specified in writing, be sent to the address indicated above in the case of Licensee for the attention of Gary Kuck and in the case of Finglas for the attention of Peter Crowley.

                                   SCHEDULE I


      PRODUCT TYPE           JURISDICTION    PATENT NO.    APPLICATION NO.
     Plated Helix (II)       UK              N/A              C766.00/S
     Top Loading Cylinder    Ireland         S66918           (S950767)


                                 *  *  *  *  *




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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

SIGNED for and on behalf of
FINGLAS TECHNOLOGIES LIMITED               /s/ James A. Boyle
by
in the presence of:                        /s/ Michael G. McGinley



SIGNED for and on behalf of                /s/ Gary L. Kuck
LICENSEE by
in the presence of:                        /s/ V. Stoiljkovic







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